Exhibit 99.1

News Release
First Midwest Bancorp, Inc.		First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143 (630) 875-7450

FOR IMMEDIATE RELEASE	CONTACT:	Paul F. Clemens

Chief Financial Officer
(630) 875-7347
TRADED: NASDAQ Global Select Market		www.firstmidwest.com
SYMBOL: FMBI

FIRST MIDWEST BANCORP, INC. ANNOUNCES 2010

FOURTH QUARTER AND FULL YEAR RESULTS

Solid Core Operating Performance - Proactively Addressing Credit, Lower Delinquency Levels -

Strong Capital and Liquidity

Operating Performance

•

Net loss before preferred dividends and accretion on preferred stock of $28.2 million and $9.7 million for fourth quarter and full year 2010 compared to net loss of $37.5 million and $25.8 million for fourth quarter and full year 2009, respectively.

•	Pre-tax, pre-provision core operating earnings of $35.0 million for fourth quarter 2010 and $136.4 million for full year 2010, up 7.2% and 3.8% from fourth quarter and full year 2009, respectively.

•	Average core transactional deposits up $696.8 million, or 17.9%, from fourth quarter 2009.

Capital and Credit

•	Tangible common equity to tangible assets of 7.99% up from 6.29% at December 31, 2009.

•	Non-performing assets, excluding covered assets, of $269.5 million, down 20.0% from December 31, 2009.

•	Allowance for credit losses of $145.1 million represented 2.84% of loans, excluding covered loans, compared to 2.78% at December 31, 2009.

•

Total charge-offs on loans and losses on other real estate owned of $89.3 million, including $47.7 million attributed to shift in disposition strategy for select construction and development problem assets.

•	Loans 30-89 days past due, excluding covered loans, of $23.6 million, down 38% from December 31, 2009 and the lowest level in more than seven years.

ITASCA, IL, January 26, 2011 – Today First Midwest Bancorp, Inc. (the “Company” or “First Midwest”) (NASDAQ NGS: FMBI), the holding company of First Midwest Bank, reported results of operations and financial condition for fourth quarter and full year 2010. Net loss for the quarter was

$28.2 million, before adjustments for preferred dividends and non-vested restricted shares, with a net loss of $30.3 million, or $0.41 per share, available to common shareholders after such adjustments. This compares to net income available to common shareholders of $11 thousand, or $0.00 per share, for third quarter 2010 and a loss of $39.5 million, or $0.73 loss per share, for fourth quarter 2009.

For full year 2010, the Company had a net loss of $9.7 million, before adjustments for preferred dividends and non-vested restricted shares, with a net loss of $19.7 million, or $0.27 per share, available to common shareholders after these adjustments. The current year loss was lower than the full year 2009 net loss available to common shareholders of $35.6 million, or $0.71 loss per share.

Summary Update

“Performance both for the quarter and the year evidenced solid improvement in our core operating business offset by elevated credit costs,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest Bancorp, Inc. “In comparison to last year, pre-tax, pre-provision core operating earnings for the quarter were up 7.2% as we benefited from our consistent focus on relationship-based sales and strategic acquisition activity.”

Mr. Scudder further commented, “We have made notable improvement in non-performing asset and delinquency levels since 2009. However, our credit costs have remained high, largely due to the impact of the lagging market recovery on land and construction related loans and other real estate owned. Year-end assessment of market realities for these asset categories warranted a shift in our planned liquidation strategies and valuations to more aggressively pursue disposition, significantly increasing our fourth quarter credit costs. While painful, these actions should better position the Company to remediate problem assets sooner, lower future remediation costs, and expand and stabilize earnings.” (Refer to the supplemental schedules available on the Company’s website.)

Mr. Scudder concluded, “While signs of economic recovery and stability are emerging, the operating environment remains difficult as we enter 2011. Importantly, while short-term challenges still lay ahead, the strength of our core business, capital foundation, and liquidity position represent a significant competitive advantage as the economy rebounds. These strengths, when combined with the commitment and focus of our 1,800 employees, leave us well positioned to improve our credit and earnings performance, continue the prudent management of capital, and pursue opportunities to invest in our business, all for the benefit of our shareholders.”

Operating Performance

The Company generated pre-tax, pre-provision core operating earnings of $35.0 million for fourth quarter 2010, consistent with third quarter 2010 and up from $32.7 million for fourth quarter 2009. The improvement compared to the prior year resulted from higher net interest income, which more than offset higher non-interest expense, excluding losses recognized on other real estate owned (“OREO”). A reconciliation of earnings in accordance with U.S. generally accepted accounting principles (“GAAP”) to the non-GAAP financial measures of pre-tax, pre-provision core operating earnings is presented on page 11 of this earnings release.

Average earning assets were $7.4 billion for fourth quarter 2010, an increase of $166.5 million, or 2.3%, from third quarter 2010 and $520.1 million, or 7.5%, from fourth quarter 2009. The increases from both prior periods were due primarily to increases in covered assets acquired in Federal Deposit Insurance Corporation (“FDIC”)-assisted transactions and short-term investments. These increases were partially offset by reductions in loans resulting from net charge-offs of $73.8 million and $147.1 million for fourth quarter and full year 2010, respectively. The Company continues to maintain an elevated level of short-term investments as it manages its liquidity within the current low-yield environment.

Average sources of funding were $7.1 billion for fourth quarter 2010, an increase of $105.7 million, or 1.5%, from third quarter 2010 and $370.5 million, or 5.5%, from fourth quarter 2009. The growth from third quarter resulted from a 2.6% increase in average core transactional deposits, led by an 8.5% increase in demand deposits. Compared to fourth quarter 2009, 20% increases in average demand and money market balances, which were offset by a decline in more expensive short-term borrowings, drove the 5.5% increase. The increase in core transactional deposits reflects industry trends as well as the impact of deposits acquired through FDIC-assisted transactions.

The growth in earning assets from both prior periods generated $1.4 million and $5.6 million of higher net interest income than third quarter 2010 and fourth quarter 2009, respectively.

Fee-based revenues of $22.4 million for fourth quarter 2010 were relatively unchanged compared to third quarter 2010, with the growth in trust and investment advisory fees and card-based fees offsetting declines in service charges on deposits, other service charges, commissions, and fees.

Fee-based revenues increased 1.9% compared to fourth quarter 2009 with the 7.8% decline in service charges on deposits more than offset by increases of 16.0% in card-based fees, 9.1% in trust and investment advisory fees, and 5.3% in other service charges, commissions, and fees (primarily merchant fee income).

Total noninterest income declined 14.9% from third quarter 2010 and 17.6% from fourth quarter 2009 due primarily to lower net securities gains and a $13.1 million gain on an FDIC-assisted transaction in fourth quarter 2009.

Total noninterest expense for fourth quarter 2010 increased $8.3 million from third quarter 2010 primarily as a result of a $7.1 million increase in losses recognized on OREO (discussed below). The majority of the $1.1 million increase in salaries and employee benefits represents the full quarter expense of additional staff hired through the acquisition of Palos Bank and Trust (“Palos”) in third quarter 2010.

Other professional fees fell $1.2 million from third quarter 2010, primarily reflecting third quarter’s higher acquisition and integration expenses. The majority of the $893 thousand increase in other non-interest expense from third quarter 2010 reflected higher technology and network costs, which included a one-time conversion fee related to Palos in fourth quarter 2010, as well as additional costs for servicing larger volumes of transactions relating to the branches added through our FDIC-assisted acquisitions and higher monthly fees for improved network access.

The $1.1 million increase in OREO expenses, net from third quarter 2010 was due to higher costs and commissions related to disposition of properties and seasonal maintenance.

Total noninterest expense rose by $6.6 million, or 9.3%, in fourth quarter 2010 compared to fourth quarter 2009 and $44.0 million, or 18.7%, for full year 2010 compared to full year 2009. The Company recorded integration expenses associated with its FDIC-assisted acquisitions of $576 thousand for fourth quarter 2010 and $3.3 million for full year 2010.

The fourth quarter 2010 increase from fourth quarter 2009 was due to $3.4 million in higher salaries and benefits primarily attributed to the increase in salaries and benefits from fourth quarter 2009 resulting from the addition of retail and commercial sales employees from the Company’s three FDIC-assisted acquisitions and $1.4 million of higher losses and write-downs on OREO.

Asset Quality

Non-performing assets, excluding covered assets, were $269.5 million at December 31, 2010, decreasing $14.1 million, or 5.0%, from September 30, 2010 and $66.5 million, or 20.0%, from December 31, 2009. The reductions were substantially due to charge-offs taken in fourth quarter and full year 2010 offset by loans downgraded to non-accrual status. Non-performing assets, excluding covered assets, represented 5.25% of total loans plus OREO at December 31, 2010 compared to 5.44% at September 30, 2010 and 6.39% at December 31, 2009. Loans 30-89 days delinquent, excluding covered assets, stood at $23.6 million, down $17.9 million, or 43.1% from the September 30, 2010 level.

The allowance for credit losses represented 2.84% of total loans, excluding covered loans, at December 31, 2010 compared to 2.81% at September 30, 2010 and 2.78% at December 31, 2009. The allowance for credit losses as a percentage of non-performing loans, excluding covered loans, was 67% at December 31, 2010 compared to 66% at September 30, 2010 and 58% at December 31, 2009.

Net charge-offs, excluding covered loans, for fourth quarter 2010 were $72.9 million compared to $34.0 million for third quarter 2010 and $82.5 million for fourth quarter 2009. The Company sold $19.8 million of OREO (including $4.7 million of covered OREO) at a loss of $3.5 million during the quarter and recorded OREO write-downs of $11.9 million in noninterest expense. Following year-end assessment of market conditions for construction and development related asset classes, management shifted its strategy to more aggressively pursue disposition of selected problem assets within these classes and adjusted values accordingly. Included in total charge-offs and losses on OREO of $89.3 million for fourth quarter 2010 was an additional $47.7 million attributable to further reductions of carrying value of these selected non-performing assets. The supplemental schedules available on the Company’s website provide a summary of the earnings impact of these actions, as well as additional detail regarding the charge-offs and OREO write-downs by asset class.

Securities Portfolio

Approximately 95% of the Company’s $1.1 billion available-for-sale portfolio is comprised of municipals, collateralized mortgage obligations (“CMOs”), and other mortgage-backed securities. The remainder consists of trust-preferred collateralized debt obligation pools (“CDOs”) with a fair value of $14.9 million and an aggregate unrealized loss of $34.8 million, and miscellaneous other securities totaling $35.0 million. Net securities gains were $1.7 million for fourth quarter 2010 and were net of other-than-temporary impairment charges of $56 thousand on an equity security. Net unrealized losses at December 31, 2010 were $32.5 million, up from $5.8 million at September 30, 2010 and $21.3 million at December 31, 2009 and reflect the impact of the higher interest rate environment on the Company’s portfolio.

Capital Management

As reflected in the table on page 8, all regulatory mandated ratios for characterization as “well-capitalized” were exceeded as of December 31, 2010. The Board of Directors reviews the Company’s capital plan each quarter, giving consideration to the current and expected operating environment, as well as an evaluation of various capital alternatives.

About the Company

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area’s largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 98 offices located in 65 communities, primarily in metropolitan Chicago. First Midwest was recently recognized by the Chicago Tribune as one of the top 20 best places to work in Chicago among large employers.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that actual results and the Company’s financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission. Forward-looking statements represent management’s best judgment as of the date hereof based on currently available information. Except as required by law, the Company undertakes no duty to update the contents of this press release after the date hereof.

Conference Call

A conference call to discuss the Company’s results, outlook and related matters will be held on Wednesday, January 26, 2011 at 10:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 317-6789 (U.S. domestic) or (412) 317-6789 (international) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company’s website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international) conference I.D. 447286 beginning one hour after completion of the live call until 8:00 A.M. (ET) on February 2, 2011. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

•	Operating Highlights, Balance Sheet Highlights, and Capital Ratios

•	Condensed Consolidated Statements of Financial Condition

•	Condensed Consolidated Statements of Income

•	Pre-Tax, Pre-Provision Core Operating Earnings

•	Loan Portfolio Composition

•	Asset Quality and Asset Quality Ratios, Excluding Covered Assets

•	Covered Assets

•	Non-performing Assets and Past Due Loans

•	Charge-off Data

•	Securities Available-For-Sale

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables, and certain additional unaudited Selected Financial Information are available through the “Investor Relations” section of First Midwest’s website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Operating Highlights

Unaudited

(Dollar amounts in thousands except per share data)	Quarters Ended			Years Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net (loss) income	$(28,159)	$2,585	$(37,491)	$(9,684)	$(25,750)
Net (loss) income applicable to common shares	(30,327)	11	(39,542)	(19,717)	(35,551)
Diluted (loss) earnings per common share	$(0.41)	$0.00	$(0.73)	$(0.27)	$(0.71)
Return on average common equity	(12.49%)	0.00%	(19.84%)	(2.06%)	(4.84%)
Return on average assets	(1.34%)	0.13%	(1.92%)	(0.12%)	(0.32%)
Net interest margin	4.02%	4.05%	4.04%	4.13%	3.72%
Efficiency ratio	59.08%	59.91%	58.48%	58.84%	57.86%

Balance Sheet Highlights

Unaudited

(Dollar amounts in thousands except per share data)	As Of
	December 31, 2010	September 30, 2010	December 31, 2009
Total assets	$8,146,973	$8,376,494	$7,710,672
Total loans, excluding covered loans	5,100,560	5,164,666	5,203,246
Covered assets (1)	493,319	519,305	223,245
Total deposits	6,511,476	6,677,259	5,885,279
Total stockholders’ equity	1,112,045	1,160,059	941,521
Common stockholders’ equity	919,045	967,059	748,521
Book value per common share	$12.40	$13.06	$13.66
Period end common shares outstanding	74,096	74,057	54,793

(1)

Covered assets were obtained through the FDIC-assisted transactions related to First DuPage Bank on October 23, 2009, Peotone Bank and Trust Company on April 23, 2010, and Palos Bank and Trust Company on August 13, 2010. Refer to table on page 14.

Capital Ratios

Unaudited

	As Of
	December 31, 2010	September 30, 2010	December 31, 2009
Regulatory capital ratios:
Total capital to risk-weighted assets	16.18%	16.82%	13.94%
Tier 1 capital to risk-weighted assets	14.12%	14.77%	11.88%
Tier 1 leverage to average assets	11.10%	11.99%	10.18%

Regulatory capital ratios, excluding preferred stock:
Total capital to risk-weighted assets	13.13%	13.81%	10.93%
Tier 1 capital to risk-weighted assets	11.06%	11.76%	8.88%
Tier 1 leverage to average assets	8.70%	9.55%	7.61%

Tier 1 common capital to risk-weighted assets	9.72%	10.44%	7.56%

Tangible common equity ratios:
Tangible common equity to tangible assets	7.99%	8.34%	6.29%
Tangible common equity, excluding accumulated other comprehensive loss, to tangible assets	8.34%	8.46%	6.54%
Tangible common equity to risk-weighted assets	9.93%	10.51%	7.27%

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Condensed Consolidated Statements of Financial Condition

Unaudited	December 31,
(Amounts in thousands)	2010	2009
Assets
Cash and due from banks	$102,495	$101,177
Federal funds sold and other short-term investments	483,281	26,202
Trading account securities, at fair value	15,282	14,236
Securities available-for-sale, at fair value	1,057,802	1,266,760
Securities held-to-maturity, at amortized cost	81,320	84,182
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	61,338	56,428
Loans, excluding covered loans	5,100,560	5,203,246
Covered loans	374,640	146,319
Allowance for loan losses	(142,572)	(144,808)

Net loans	5,332,628	5,204,757

Other real estate owned (“OREO”), excluding covered OREO	31,069	57,137
Covered OREO	29,698	8,981
Federal Deposit Insurance Corporation (“FDIC”) indemnification asset	88,981	67,945
Premises, furniture, and equipment	140,907	120,642
Investment in bank owned life insurance	197,644	197,962
Goodwill and other intangible assets	291,383	281,479
Accrued interest receivable and other assets	233,145	222,784

Total assets	$8,146,973	$7,710,672

Liabilities and Stockholders’ Equity
Deposits
Transactional deposits	$4,519,492	$3,885,885
Time deposits	1,991,984	1,999,394

Total deposits	6,511,476	5,885,279
Borrowed funds	303,974	691,176
Subordinated debt	137,744	137,735
Accrued interest payable and other liabilities	81,734	54,961

Total liabilities	7,034,928	6,769,151

Preferred stock	190,882	190,233
Common stock	858	670
Additional paid-in capital	437,550	252,322
Retained earnings	787,678	810,626
Accumulated other comprehensive loss, net of tax	(27,739)	(18,666)
Treasury stock, at cost	(277,184)	(293,664)

Total stockholders’ equity	1,112,045	941,521

Total liabilities and stockholders’ equity	$8,146,973	$7,710,672

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Condensed Consolidated Statements of Income

Unaudited	Quarters Ended			Years Ended
(Amounts in thousands, except per share data)	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Interest Income
Loans	$63,983	$65,416	$65,668	$259,318	$261,221
Securities	10,230	11,920	14,848	49,801	77,486
Covered loans	7,431	4,294	1,419	17,285	1,419
Federal funds sold and other short-term investments	832	708	435	2,463	1,625

Total interest income	82,476	82,338	82,370	328,867	341,751

Interest Expense
Deposits	7,907	9,049	12,774	37,127	64,177
Borrowed funds	711	797	1,276	3,267	12,569
Subordinated debt	2,279	2,279	2,379	9,124	13,473

Total interest expense	10,897	12,125	16,429	49,518	90,219

Net interest income	71,579	70,213	65,941	279,349	251,532
Provision for loan losses	73,897	33,576	93,000	147,349	215,672

Net interest income (loss) after provision for loan losses	(2,318)	36,637	(27,059)	132,000	35,860

Noninterest Income
Service charges on deposit accounts	9,202	9,249	9,977	35,884	38,754
Trust and investment advisory fees	4,040	3,728	3,704	15,063	14,059
Other service charges, commissions, and fees	4,506	4,932	4,280	18,238	16,529
Card-based fees	4,640	4,547	4,000	17,577	15,826

Total fee-based revenues	22,388	22,456	21,961	86,762	85,168
Bank owned life insurance income	696	267	281	1,560	2,263
Securities gains (losses), net	1,662	6,376	(5,772)	12,216	2,110
Gains on FDIC-assisted transactions	—	—	13,071	4,303	13,071
Gains on early extinguishment of debt	—	—	1,267	—	15,258
Other	1,421	1,654	939	3,710	5,132

Total noninterest income	26,167	30,753	31,747	108,551	123,002

Noninterest Expense
Salaries and employee benefits	31,028	29,926	27,592	114,378	106,548
Losses realized on OREO	15,412	8,265	14,051	40,480	18,554
OREO expense, net	2,408	1,312	1,642	9,554	4,905
FDIC insurance	2,967	2,835	2,720	10,880	13,673
Net occupancy and equipment expense	7,916	8,326	7,661	32,218	31,724
Loan remediation expense	2,330	2,817	2,890	11,020	7,458
Other professional fees	2,194	3,370	2,478	11,883	8,338
Other	12,819	11,926	11,487	48,366	43,588

Total noninterest expense	77,074	68,777	70,521	278,779	234,788

Loss before income tax benefit	(53,225)	(1,387)	(65,833)	(38,228)	(75,926)
Income tax benefit	(25,066)	(3,972)	(28,342)	(28,544)	(50,176)

Net (loss) income	(28,159)	2,585	(37,491)	(9,684)	(25,750)
Preferred dividends	(2,579)	(2,575)	(2,569)	(10,299)	(10,265)
Net loss (income) applicable to non-vested restricted shares	411	1	518	266	464

Net (Loss) Income Applicable to Common Shares	$(30,327)	$11	$(39,542)	$(19,717)	$(35,551)

Diluted Loss Per Common Share	$(0.41)	$—	$(0.73)	$(0.27)	$(0.71)
Dividends Declared Per Common Share	$0.01	$0.01	$0.01	$0.04	$0.04
Weighted Average Diluted Common Shares Outstanding	73,085	73,072	54,152	72,422	50,034

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Pre-Tax, Pre-Provision Core Operating Earnings (1)

Unaudited

(Dollar amounts in thousands)

	Quarters Ended			Years Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Loss before income tax benefit (benefit) expense	$(53,225)	$(1,387)	$(65,833)	$(38,228)	$(75,926)
Provision for loan losses	73,897	33,576	93,000	147,349	215,672

Pre-tax, pre-provision earnings	20,672	32,189	27,167	109,121	139,746

Non-Operating Items

Securities gains (losses), net	1,662	6,376	(5,772)	12,216	2,110
Gains on FDIC-assisted transactions	—	—	13,071	4,303	13,071
Gains on early extinguishment of debt	—	—	1,267	—	15,258

Losses realized on OREO	(15,412)	(8,265)	(14,051)	(40,480)	(18,554)
Integration costs associated with FDIC-assisted acquisitions	(576)	(847)	—	(3,324)	—
FDIC special deposit insurance assessment	—	—	—	—	(3,500)

Total non-operating items	(14,326)	(2,736)	(5,485)	(27,285)	8,385

Pre-tax, pre-provision core operating earnings	$34,998	$34,925	$32,652	$136,406	$131,361

Pre-tax, pre-provision core operating earnings to risk- weighted assets	2.21%	2.18%	2.03%	2.16%	2.04%

(1)

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. As a supplement to GAAP, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful because it allows investors to assess the Company’s operating performance. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Loan Portfolio Composition

Unaudited

(Dollar amounts in thousands)
	As Of				Percent Change From
	12/31/10	% of Total	9/30/10	12/31/09	9/30/10	12/31/09
Corporate:
Commercial and industrial	$1,465,903	28.7%	$1,472,439	$1,438,063	(0.4%)	1.9%
Agricultural and farmland	227,756	4.5%	212,800	209,945	7.0%	8.5%
Commercial real estate:
Office	396,836	7.8%	402,947	394,228	(1.5%)	0.7%
Retail	328,751	6.4%	329,153	331,803	(0.1%)	(0.9%)
Industrial	478,026	9.4%	483,549	486,934	(1.1%)	(1.8%)

Total office, retail, and industrial	1,203,613	23.6%	1,215,649	1,212,965	(1.0%)	(0.8%)

Construction:
Residential construction	174,690	3.4%	226,126	313,919	(22.7%)	(44.4%)
Commercial construction and land	164,472	3.2%	193,041	231,518	(14.8%)	(29.0%)

Total construction	339,162	6.6%	419,167	545,437	(19.1%)	(37.8%)

Multi-family	349,862	6.9%	350,458	333,961	(0.2%)	4.8%
Investor-owned rental property	124,671	2.4%	119,974	119,132	3.9%	4.6%
Other commercial real estate	731,686	14.4%	717,903	679,851	1.9%	7.6%

Total commercial real estate	2,748,994	53.9%	2,823,151	2,891,346	(2.6%)	(4.9%)

Total corporate loans	4,442,653	87.1%	4,508,390	4,539,354	(1.5%)	(2.1%)

Consumer:
Home equity	445,243	8.7%	457,981	470,523	(2.8%)	(5.4%)
Real estate 1-4 family	160,890	3.2%	150,110	139,983	7.2%	14.9%
Other consumer	51,774	1.0%	48,185	53,386	7.4%	(3.0%)

Total consumer loans	657,907	12.9%	656,276	663,892	0.2%	(0.9%)

Total loans, excluding covered loans	5,100,560	100.0%	5,164,666	5,203,246	(1.2%)	(2.0%)

Covered loans	374,640		399,032	146,319

Total loans	$5,475,200		$5,563,698	$5,349,565

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Asset Quality, Excluding Covered Assets

Unaudited

(Dollar amounts in thousands)	As Of
	12/31/10	% of Loan Category	% of Total	9/30/10	12/31/09
Non-accrual loans:
Commercial and industrial	$50,088	3.42%	23.7%	$40,955	$28,193
Agricultural and farmland	2,497	1.10%	1.2%	3,495	2,673
Office, retail, and industrial	19,573	1.63%	9.2%	21,721	21,396
Residential construction	52,122	29.84%	24.6%	61,050	112,798
Commercial construction and land	28,685	17.44%	13.5%	21,471	20,864
Multi-family	6,203	1.77%	2.9%	6,813	12,486
Investor-owned rental property	6,039	4.84%	2.9%	4,107	4,351
Other commercial real estate	34,566	4.72%	16.3%	40,409	28,006
Consumer	12,009	1.83%	5.7%	11,345	13,448

Total non-accrual loans	211,782	4.15%	100.0%	211,366	244,215

90 days past due loans (still accruing interest):
Commercial and industrial	1,552	0.11%	36.6%	2,909	1,964
Agricultural and farmland	187	0.08%	4.4%	2	—
Office, retail, and industrial	—	0.00%	0.0%	460	330
Residential construction	200	0.11%	4.7%	408	86
Commercial construction and land	—	0.00%	0.0%	—	—
Multi-family	—	0.00%	0.0%	—	55
Investor-owned rental property	135	0.11%	3.2%	562	225
Other commercial real estate	210	0.03%	4.9%	2,858	130
Consumer	1,960	0.30%	46.2%	1,937	1,289

Total 90 days past due loans	4,244	0.08%	100.0%	9,136	4,079

Total non-performing loans	216,026			220,502	248,294
Restructured loans, still accruing interest	22,371			11,002	30,553
OREO, excluding covered OREO	31,069			52,044	57,137

Total non-performing assets	$269,466			$283,548	$335,984

30-89 days past due loans	$23,646	0.46%		$41,590	$37,912
Allowance for credit losses (1)	$145,072			$145,019	$144,808

Asset Quality Ratios, Excluding Covered Assets
Non-accrual loans to loans	4.15%			4.09%	4.69%
Non-performing loans to loans	4.24%			4.27%	4.77%
Non-performing assets to loans plus OREO	5.25%			5.44%	6.39%
Allowance for credit losses to loans	2.84%			2.81%	2.78%
Allowance for credit losses to non-accrual loans	69%			69%	59%
Allowance for credit losses to non-performing loans	67%			66%	58%

(1)	The allowance for credit losses includes a liability for unfunded commitments of $2.5 million as of December 31, 2010 and $450 thousand as of September 30, 2010.

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Covered Assets (1)

Unaudited

(Dollar amounts in thousands)	As Of
	December 31, 2010	September 30, 2010	December 31, 2009

Loans (2)	$374,640	$399,032	$146,319

FDIC indemnification asset	88,981	88,723	67,945

Other real estate owned (2)	29,698	31,550	8,981

Total covered assets	$493,319	$519,305	$223,245

90 days or more past due loans (3)	$86,910	$74,777	$30,286

30-89 days past due loans (3)	$18,445	$24,005	$22,988

Net charge-offs (recoveries) – quarter to date	$935	$(11)	$—

(1)

Covered assets were obtained through the FDIC-assisted transactions related to First DuPage Bank on October 23, 2009, Peotone Bank and Trust Company on April 23, 2010, and Palos Bank and Trust Company on August 13, 2010.

(2)	Covered loans and other real estate owned are subject to loss sharing agreements with the FDIC whereby the Company is indemnified against the majority of any losses incurred related to these assets.
(3)	These loans are past due based on contractual terms, but are performing according to the Company’s expectations of cash flows.

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Non-performing Assets and Past Due Loans

Unaudited

(Dollar amounts in thousands)	As Of
	2 010				2009
	December 31	September 30	June 30	March 31	December 31
Non-performing assets, excluding covered assets
Non-accrual loans	$211,782	$211,366	$193,689	$216,073	$244,215
90 days or more past due loans	4,244	9,136	6,280	7,995	4,079

Total non-performing loans	216,026	220,502	199,969	224,068	248,294
Restructured loans (still accruing interest)	22,371	11,002	9,030	5,168	30,553
Other real estate owned	31,069	52,044	57,023	62,565	57,137

Total non-performing assets	$269,466	$283,548	$266,022	$291,801	$335,984

30-89 days past due loans	$23,646	$41,590	$32,012	$28,018	$37,912

Non-accrual loans to total loans	4.15%	4.09%	3.72%	4.16%	4.69%
Non-performing loans to total loans	4.24%	4.27%	3.84%	4.31%	4.77%
Non-performing assets to loans plus OREO	5.25%	5.44%	5.05%	5.55%	6.39%
Covered assets (1)
Non-accrual loans	$—	$—	$—	$—	$—
90 days or more past due loans (2)	86,910	74,777	47,912	52,464	30,286

Total non-performing loans	86,910	74,777	47,912	52,464	30,286
Restructured loans (still accruing interest)	—	—	—	—	—
Other real estate owned	29,698	31,550	10,657	8,649	8,981

Total non-performing assets	$116,608	$106,327	$58,569	$61,113	$39,267

30-89 days past due loans	$18,445	$24,005	$13,725	$10,175	$22,988
Non-performing assets, including covered assets
Non-accrual loans	$211,782	$211,366	$193,689	$216,073	$244,215
90 days or more past due loans	91,154	83,913	54,192	60,459	34,365

Total non-performing loans	302,936	295,279	247,881	276,532	278,580
Restructured loans (still accruing interest)	22,371	11,002	9,030	5,168	30,553
Other real estate owned	60,767	83,594	67,680	71,214	66,118

Total non-performing assets	$386,074	$389,875	$324,591	$352,914	$375,251

30-89 days past due loans	$42,091	$65,595	$45,737	$38,193	$60,900

Non-accrual loans to total loans	3.87%	3.80%	3.60%	4.05%	4.57%
Non-performing loans to total loans	5.53%	5.31%	4.61%	5.18%	5.21%
Non-performing assets to loans plus OREO	6.97%	6.90%	5.97%	6.52%	6.93%

(1)	Covered assets were recorded at their estimated fair values at the time of acquisition. These assets are covered by loss sharing agreements with the FDIC that substantially mitigate the risk of loss.
(2)	These loans are past due based on contractual terms, but are performing according to the Company’s expectations of cash flows.

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Charge-off Data

Unaudited

(Dollar amounts in thousands)

	Quarters Ended
	12/31/10	% of Loan Category	% of Total	9/30/10	12/31/09
Net loans charged-off:
Commercial and industrial	$10,198	0.70%	14.0%	$13,262	$23,320
Agricultural and farmland	125	0.05%	0.2%	489	180
Office, retail, and industrial	2,888	0.24%	4.0%	2,825	3,265
Residential construction	35,935	20.57%	49.3%	4,460	38,315
Commercial construction and land	7,743	4.71%	10.6%	228	2,714
Multi-family	1,206	0.34%	1.6%	222	2,325
Investor-owned rental property	799	0.64%	1.1%	748	1,229
Other commercial real estate	11,403	1.56%	15.6%	9,469	7,908
Consumer	2,612	0.40%	3.6%	2,342	3,205

Total net loans charged-off, excluding covered assets	72,909	1.43%	100.0%	34,045	82,461

Net charge-offs (recoveries) on covered loans	935			(11)	—

Total net charge-offs	$73,844			$34,034	$82,461

Net loan charge-offs, excluding covered charge-offs, to average loans, annualized:
Quarter-to-date	5.61%			2.59%	6.17%
Year-to-date	2.80%			1.87%	3.08%

First Midwest Bancorp, Inc.	Press Release Dated January 26, 2011

Securities Available-For-Sale

Unaudited

(Dollar amounts in thousands)

	U.S. Agency	Collateralized Mortgage Obligations	Other Mortgage Backed	State and Municipal	Collateralized Debt Obligations	Other	Total
As of December 31, 2010
Amortized cost	$18,000	$377,692	$100,780	$512,063	$49,695	$32,070	$1,090,300
Gross unrealized gains (losses):
Gross unrealized gains	7	4,261	5,732	4,728	—	2,957	17,685
Gross unrealized losses	(121)	(2,364)	(61)	(12,800)	(34,837)	—	(50,183)

Net unrealized gains (losses)	(114)	1,897	5,671	(8,072)	(34,837)	2,957	(32,498)

Fair value	$17,886	$379,589	$106,451	$503,991	$14,858	$35,027	$1,057,802

As of September 30, 2010
Amortized cost	$24,088	$297,935	$107,966	$549,505	$49,695	$35,270	$1,064,459
Gross unrealized gains (losses):
Gross unrealized gains	68	4,702	6,070	19,834	—	2,368	33,042
Gross unrealized losses	(21)	(1,639)	(28)	(805)	(36,271)	(128)	(38,892)

Net unrealized gains (losses)	47	3,063	6,042	19,029	(36,271)	2,240	(5,850)

Fair value	$24,135	$300,998	$114,008	$568,534	$13,424	$37,510	$1,058,609

As of December 31, 2009
Amortized cost	$756	$299,920	$239,567	$649,269	$54,359	$44,238	$1,288,109
Gross unrealized gains (losses):
Gross unrealized gains	—	10,060	9,897	8,462	—	2,376	30,795
Gross unrealized losses	—	(2,059)	(182)	(6,051)	(42,631)	(1,221)	(52,144)

Net unrealized gains (losses)	—	8,001	9,715	2,411	(42,631)	1,155	(21,349)

Fair value	$756	$307,921	$249,282	$651,680	$11,728	$45,393	$1,266,760